Exhibit 10.01

Federal Communications Commission	DA 17-40

Before the

Federal Communications Commission

Washington, DC 20554

In the Matter of Straight Path Communications Inc., Ultimate Parent Company of Straight Path Spectrum, LLC Straight Path Spectrum, LLC	) ) ) ) ) ) )	File No.: EB-SED-16-00022575 Acct. No.: 201732100003 FRN: 0022779334

CONSENT DECREE

1.       The Enforcement Bureau of the Federal Communications Commission, Straight Path Spectrum, LLC, and Straight Path Communications Inc., ultimate parent company of Straight Path Spectrum, LLC, by their authorized representatives, hereby enter into this Consent Decree for the purpose of terminating the Enforcement Bureau’s investigation into alleged violations of Sections 1.17, 1.946, 1.955, 101.17, 101.63, 101.65, 101.305, and 101.10111 of the Commission’s rules (Rules) in connection with Straight Path Spectrum, LLC’s licenses to operate on the 28 GHz (27.5 – 28.35 GHz) and 39 GHz (38.6 – 40 GHz) bands of the Fixed Microwave Services.

I.	DEFINITIONS

2.       For the purposes of this Consent Decree, the following definitions shall apply:

(a)	“Act” means the Communications Act of 1934, as amended.[2]

(b)	“Adopting Order” means an order of the Bureau adopting the terms of this Consent Decree without change, addition, deletion, or modification.

(c)	“Bureau” means the Enforcement Bureau of the Federal Communications Commission.

(d)	“Commission” and “FCC” mean the Federal Communications Commission and all of its bureaus and offices.

(e)	“Communications Laws” means collectively, the Act, the Rules, and the published and promulgated orders and decisions of the Commission to which Straight Path is subject by virtue of its business activities, including but not limited to the Licensing Rules.

(f)	“Effective Date” means the date by which both the Bureau and Straight Path have signed the Consent Decree.

(g)	“Investigation” means the investigation commenced by the Bureau in EB-SED-16-00022575 regarding whether Straight Path violated the Licensing Rules.

(h)	“License Portfolio” means the radio licenses listed in Appendix A.

1 See 47 CFR §§ 1.17, 1.946, 1.955, 101.17, 101.63, 101.65, 101.305, 101.1011. But see Use of Spectrum Bands Above 24 GHz for Mobile Radio Services, Report and Order and Further Notice of Proposed Rulemaking, 31 FCC Rcd 8014, 8208, 8217 (2016) (Spectrum Frontiers Order) (new construction requirements now appear in 47 CFR § 30.105).

2 47 U.S.C. § 151 et seq.

Federal Communications Commission	DA 17-40

(i)	“Licensing Rules” means Sections 1.17, 1.946, 1.955, 101.17, 101.63, 101.65, 101.305, and 101.1011 of the Rules[3] and other provisions of the Act, the Rules, and Commission orders related to the conditions to apply for, renew, and hold licenses.

(j)	“LOI” means the Letter of Inquiry issued by the Bureau to Straight Path on September 20, 2016, in connection with Straight Path Spectrum, LLC’s licenses to operate on the 28 GHz (27.5 – 28.35 GHz) and 39 GHz (38.6 – 40 GHz) bands.

(k)	“Other Licenses” means the radio licenses listed in Appendix C.

(l)	“Parties” means Straight Path and the Bureau, each of which is a “Party.”

(m)	“Proceeds” means the aggregate amount Straight Path receives directly or indirectly from one or more transactions (whether by merger, sale of shares, sale of assets or otherwise) transferring control or assigning the License Portfolio or any portion thereof from Straight Path, in one or more arm’s-length transactions, to unrelated third-parties, regardless of the value that may be attributed individually to the licenses in the License Portfolio as part of the transaction or transactions, but excluding the value attributable to assets of Straight Path other than the License Portfolio that are be included in the transaction (“Non-License Portfolio Assets”), if any, pursuant to which the transfer of control or assignment of the License Portfolio is implemented, provided that, notwithstanding the actual value of such Non-License Portfolio Assets, the value attributed to the Non-License Portfolio Assets for the purpose of this provision shall be $50,000,000 (the “Excluded Amount”). If the Non-License Portfolio Assets are included as part of a sale of the License Portfolio, the Excluded Amount shall be applied in its entirety if the License Portfolio is transferred or assigned in one transaction; if more than one transaction is required to transfer or assign of the entire License Portfolio, the Excluded Amount shall be applied to the final transaction that completes the transfer or assignment of the License Portfolio.

(n)	“Rules” means the Commission’s regulations found in Title 47 of the Code of Federal Regulations.

(o)	“Straight Path” means Straight Path Communications Inc. and Straight Path Spectrum, LLC, and their respective affiliates, subsidiaries, predecessors-in-interest, and successors-in-interest.

(p)	“Transactional Documents” means the complete set of documents created to support a transaction or transactions that will effectuate the transfer of control or assignment of the License Portfolio between Straight Path and one or more unrelated third-parties.

3 See 47 CFR §§ 1.17, 1.946, 1.955, 101.17, 101.63, 101.65, 101.305, 101.1011.

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II.	BACKGROUND

3.       The Commission has established construction and discontinuance requirements, including the Licensing Rules, among other things, “to promote the productive use of spectrum, to encourage licensees to provide service to customers in a timely manner, and to promote the provision of innovative services.”4 Sections 101.175 and 101.1011 of the Rules state that all Local Multipoint Distribution Service (LMDS) and 39 GHz band licensees must demonstrate “substantial service” by a showing to the Commission.6 Sections 1.946, 101.63 and other rules state that failure by any licensee to meet this condition will result in termination of the license and the licensee will be ineligible to regain it.7 Sections 1.955, 101.65, and 101.305 of the Rules provide for automatic license termination for discontinuance of service, such as where a licensee voluntarily removes facilities so as to render the station not operational for a period of 30 days or more or discontinues operations for 12 continuous months or more.8 Finally, Section 1.17 of the Rules requires that, no person subject to this rule shall “(1) In any written or oral statement of fact, intentionally provide material factual information that is incorrect or intentionally omit material information that is necessary to prevent any material factual statement that is made from being incorrect or misleading”; and “(2) In any written statement of fact, provide material factual information that is incorrect or omit material information that is necessary to prevent any material factual statement that is made from being incorrect or misleading without a reasonable basis for believing that any such material factual statement is correct and not misleading.”9

4.       Straight Path Communications Inc. is a publicly-traded communications asset company and the ultimate parent of Straight Path Spectrum, LLC, which holds radio licenses in bands identified for the next generation wireless broadband deployment (5G). Straight Path Spectrum, LLC also holds several licenses in other bands and services. Straight Path Spectrum, LLC’s radio licenses were assigned or transferred to Straight Path Spectrum, LLC from IDT Spectrum LLC, IDT Capital, LLC, or Spectrum Holdings Technologies, LLC in 2013 and 2014. In November 2015, an anonymous report alleged that the “vast majority of Straight Path[’s] 39 GHz spectrum licenses’ [substantial service showings] were obtained under fraudulent misrepresentation, because the systems were never built on the sites as specified in the filings.”10 The report alleged that the substantial service filings identified systems as “constructed” that were never actually built.11 Straight Path subsequently engaged the law firm of Morgan, Lewis & Bockius LLP to conduct an independent investigation of the allegations in the anonymous report (Morgan Lewis investigation). In response to the preliminary investigation of Morgan Lewis following the investigation of a limited number of sites, Straight Path released a statement that “a significant amount of the equipment that had been installed in connection with the substantial service showings [was] no longer present at the original locations.”12 As part of the Morgan Lewis investigation, Straight Path reported that “[i]nterviews and contemporaneous documents consistently confirm that equipment was deployed at the original locations in connection with the substantial service applications, but the investigators concluded, based on the weight of the evidence, that the equipment was likely put in place for a short period of time at each location.”13 The Morgan Lewis investigation also determined that “the investigators did not find any evidence that the equipment used in connection with the substantial service applications is still present at the originally specified locations.”14 On September 20, 2016, the Enforcement Bureau issued an LOI to Straight Path to investigate the allegations made in the anonymous report, Straight Path’s statements, and whether Straight Path violated the Licensing Rules. Straight Path filed responses to the LOI on October 11, 2016 (October 11 LOI Response), October 20, 2016, and November 7, 2016. In its October 11 LOI Response, Straight Path argued that the prior substantial service filings made for the 39 GHz licenses held by Straight Path Spectrum, LLC had satisfied the substantial service rules, that the Commission had accepted the filings, and that the 39 GHz licenses are not subject to the discontinuance rules.

4 Spectrum Frontiers Order, 31 FCC Rcd at 8085, para. 191.

5 See supra, note 1, regarding 47 CFR §101.17.

6 Amendment of the Commission’s Rules Regarding the 37.0 - 38.6 GHz and 38.6 - 40 GHz Bands, Report and Order and Second Notice of Proposed Rulemaking, 12 FCC Rcd 18600, 18623 para. 42 (1997) (performance requirements intended to “ensure that service is indeed being provided to the public”)

7 47 CFR §§ 101.17, 101.63, 101.1011; see also 47 CFR §§ 1.946(c), 1.955(a)(2).

8 47 CFR §§ 1.955(a)(3), 101.65, 101.305.

9 47 CFR § 1.17(a).

10 Sinclair Upton Research, Straight Path Communications Inc. (STRP): How to Commit Fraud Against the FCC And Get Away With It (Until Now) at 1 (Nov. 2015).

11 Id. at 3.

12 Straight Path Communications, Inc., United States Securities and Exchange Commission Form 8-K, Current Report, Filed 12/01/15 for the Period Ending 11/25/15 at 2, (Dec. 1, 2015), available at http://spathinc.com/investors.

13 Straight Path Communications, Inc., United States Securities and Exchange Commission Form 8-K, Current Report, Filed 7/22/16 for the period ending 7/21/16 at 2 (July 22, 2016), available at http://spathinc.com/investors.

14 Straight Path Communications, Inc., 2016 Annual Report at 11 (2016), available at http://spathinc.com/spci/downloads/reports/SPCI%202016%20Annual%20Report.pdf.

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5.       To settle this investigation, Straight Path has agreed (i) to pay a one hundred million dollar ($100,000,000) Civil Penalty, with payment of fifteen million dollars ($15,000,000) due in installments pursuant to the provisions of paragraph 14 and payment of the remaining eighty-five million dollars ($85,000,000) based on the provisions of paragraphs 13 and 15; (ii) to submit to the Commission applications for the cancellation of the licenses listed in Appendix B, (iii) to submit applications for the transfer of control or assignment of the License Portfolio in an arm’s-length transaction(s) to one or more entities; and (iv) to pay the United States Treasury twenty-percent (20%) of the Proceeds from the transfer(s) of control or assignment(s) of the License Portfolio. In the event that Straight Path enters into a transaction(s) for the transfer of control or assignment of the License Portfolio within twelve (12) months of the Effective Date, eighty-five million dollars ($85,000,000) of the Civil Penalty shall not be due. In the event that Straight Path does not enter into a transaction(s) for the transfer of control or assignment of the License Portfolio within twelve (12) months of the Effective Date, Straight Path has the option to submit to the Commission applications to cancel the License Portfolio in lieu of payment of the eight-five million dollars ($85,000,000). Finally, Straight Path has agreed to assign, transfer, or voluntarily submit applications for the cancellation of its Other Licenses.

III.	TERMS OF AGREEMENT

6.       Adopting Order. The provisions of this Consent Decree shall be incorporated by the Bureau in an Adopting Order.

7.       Jurisdiction. Straight Path agrees that the Bureau has jurisdiction over it and the matters contained in this Consent Decree and has the authority to enter into and adopt this Consent Decree.

8.       Effective Date; Violations. The Parties agree that this Consent Decree shall become effective on the Effective Date as defined herein. As of the Effective Date, the Parties agree that this Consent Decree shall have the same force and effect as any other order of the Commission.

9.       Termination of Investigation. In express reliance on the covenants and representations in this Consent Decree and to avoid further expenditure of public resources, the Bureau agrees to terminate the Investigation. In consideration for the termination of the Investigation, Straight Path agrees to the terms, conditions, and procedures contained herein. The Bureau further agrees that, in the absence of new material evidence or a violation by Straight Path of this Consent Decree, the Bureau will not use the facts developed in the Investigation through the Effective Date, or the existence of this Consent Decree, to institute, on its own motion, any new proceeding, formal or informal, or take any action on its own motion against Straight Path concerning the matters that were the subject of the Investigation. The Bureau also agrees that, in the absence of new material evidence or a violation by Straight Path of this Consent Decree, the Bureau will not use the facts developed in the Investigation through the Effective Date, or the existence of this Consent Decree, to institute on its own motion any proceeding, formal or informal, or to set for hearing the question of Straight Path’s basic qualifications to be a Commission licensee or hold Commission licenses or authorizations.15

10.       Admission. Straight Path admits for the purpose of this Consent Decree and for Commission civil enforcement purposes, and in express reliance on the provisions of paragraph 9 herein, the facts described in paragraph 4 herein.

11.       Section 208 Complaints; Subsequent Investigations. Nothing in this Consent Decree shall prevent the Commission or its delegated authority from adjudicating complaints filed pursuant to Section 208 of the Act16 against Straight Path or its affiliates for alleged violations of the Act, or for any other type of alleged misconduct, regardless of when such misconduct took place. The Commission’s adjudication of any such complaint will be based solely on the record developed in that proceeding. Except as expressly provided in this Consent Decree, this Consent Decree shall not prevent the Commission from investigating new evidence of noncompliance by Straight Path with the Communications Laws.

15 See 47 CFR 1.93(b).

16 47 U.S.C. § 208.

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12.       Relinquishment of Licenses. In consideration of the termination of the Investigation, and in express reliance on the provisions of paragraph 9 herein, Straight Path will submit to the Commission applications for the cancellation of the licenses listed by call sign in Appendix B on or before January 18, 2017.

13.       Civil Penalty. Straight Path will pay a Civil Penalty to the United States Treasury in the amount of one hundred million dollars ($100,000,000). Of this amount, Straight Path shall pay the amount of fifteen million dollars ($15,000,000) (Initial Civil Penalty) pursuant to the provisions of paragraph 14. The remaining eighty-five million dollars ($85,000,000) (Non-Transfer Penalty) shall become due if Straight Path fails to meet certain obligations as provided in paragraph 15. In the event that Straight Path meets the obligations as provided in paragraph 15, the Non-Transfer Penalty shall not be due.

14.       Installment Payments. The Initial Civil Penalty payment shall be made in four (4) installments (each, an Installment Payment). The first Installment Payment in the amount of four million dollars ($4,000,000) shall be paid within thirty (30) calendar days of the Effective Date. The second Installment Payment in the amount of four million dollars ($4,000,000) shall be paid within three (3) months of the Effective Date. The third Installment Payment in the amount of three million five hundred thousand dollars ($3,500,000) shall be paid within six (6) months of the Effective Date. The fourth and final Installment Payment in the amount of three million five hundred thousand dollars ($3,500,000) shall be paid within nine (9) months of the Effective Date. If the closing of the last transaction required by paragraph 16 occurs prior to the due date of any Installment Payment, any remaining Installment Payments will become due on the date of such closing, in addition to any amounts due to the Commission specified in paragraph 16. Straight Path acknowledges and agrees that upon execution of this Consent Decree, the Initial Civil Penalty and each Installment Payment shall become a “Claim” or “Debt” as defined in Section 3701(b)(1) of the Debt Collection Improvement Act of 1996 (DCIA).17 Upon an Event of Default (as defined below), all procedures for collection as permitted by law may, at the Commission’s discretion, be initiated.

15.       Non-Transfer Penalty. In the event that Straight Path fails to submit to the Commission, in a form acceptable for filing, within twelve (12) months of the Effective Date, one or more applications for the transfer of control or assignment of the entirety of the License Portfolio in arm’s-length transaction(s) to one or more entities qualified to hold licenses under the Communications Act as specified in paragraph 16, Straight Path, shall on the next business day following that deadline, either (i) pay to the United States Treasury the Non-Transfer Penalty or (ii) submit to the Commission applications for the cancellation of the License Portfolio not already transferred or assigned or subject to a pending transfer of control or assignment application. The payment of the Non-Transfer Penalty will be in addition to the Initial Civil Penalty identified in paragraph 13. Straight Path acknowledges and agrees that in the event that it fails to satisfy the provisions of this paragraph, the Commission may, at its own discretion, take administrative action to declare the licenses in the License Portfolio cancelled. Straight Path further waives any and all rights to object or to seek review of such administrative action (other than to attempt to demonstrate that it did comply with the provisions of this paragraph). In the event that Straight Path submits to the Commission, in a form acceptable for filing, within twelve (12) months of the Effective Date, one or more applications for the transfer of control or assignment of the entirety of the License Portfolio in arm’s-length transaction(s) to one or more entities qualified to hold licenses under the Communications Act as specified in paragraph 16, the Non-Transfer Penalty shall not be due.

16.       Transfer or Assignment of the License Portfolio. In consideration of the termination of the Investigation, and in express reliance on the provisions of paragraph 9 herein, Straight Path agrees to submit applications for the transfer of control or assignment of the entirety of the License Portfolio for an arm’s-length transaction(s) to one or more entities qualified to hold licenses under the Communications Act.18 Straight Path further agrees to pay the United States Treasury an Additional Civil Penalty equal to twenty percent (20%) of the Proceeds from the transfer(s) or assignment(s) of the License Portfolio (Additional Civil Penalty); such payment(s) to be in the form specified in paragraph 18 below. For purposes of submitting payment to the United States Treasury, the amounts due from any transaction(s) for the transfer of control or assignment of the License Portfolio will be due upon closing the transaction, or each transaction individually if there are multiple transactions. For purposes of determining the amount(s) of the Additional Civil Penalty, Straight Path agrees to provide to the Commission personnel identified in Appendix D, electronic copies of the applications submitted to the Commission and the Transactional Documents prior to or contemporaneous with the filing of the application(s) for the transfer of control or the assignment of the License Portfolio. In providing the Transactional Documents to the Commission, Straight Path will also provide any documents associated with any additional transfer of control, assignment, or similar transaction relating to all or part of the License Portfolio. Straight Path agrees and acknowledges that the Commission may condition regulatory approval (including of the consummation) of any transaction involving the License Portfolio to the payment of the amounts due to the United States Treasury. The payment of the Additional Civil Penalty under this paragraph remains due upon the closing of any transaction(s) for the transfer or assignment of the License Portfolio, even in the event that payment of the Non-Transfer Penalty under paragraph 15 is triggered.

17.       Enforcement of Part 101 Discontinuance of Service Rules. The Bureau agrees not to pursue an investigation of Straight Path for a violation of the discontinuance of service provisions contained in Sections 101.65 or 101.305 of the Rules regarding the License Portfolio for the period of time between the Effective Date and earliest of: (i) the closing date of the last transaction(s) to transfer or assigns the License Portfolio as specified in paragraph 16; (ii) the occurrence of an Event of Default as specified in paragraph 19; (iii) or twelve (12) months from the Effective Date, unless applications are pending with the Commission to transfer or assign the entirety of the License Portfolio as specified in paragraph 16.

17 Debt Collection Improvement Act of 1996, Pub. L. No. 104-134, 110 Stat. 1321, 1358 (Apr. 26, 1996) (DCIA).

18 A transaction with a Straight Path predecessor-in-interest will not be considered an arm’s-length transaction for purposes of paragraph 16. Nor will a transaction with an entity be considered an arm’s-length transaction if any of the entities’ attributable owners has at any time been an attributable owner of Straight Path as defined in this Consent Decree. For purposes of this Consent Decree, attributable owners include any officer, director, present or former holder of any equity or voting interest of greater than 5%, any spouse or immediate family member of any of the foregoing, or any “affiliate” within the meaning of 47 CFR § 1.2110(c)(5). Straight Path further agrees that neither Straight Path nor any of its attributable owners shall enter into any new spectrum lease or other agreement after the Effective Date with any party with respect to any of the licenses in the License Portfolio, until such time as Straight Path’s obligations under paragraphs 12, 13, 14, 15, and 16 are satisfied.

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18.       Payments. Straight Path shall send electronic notification of each payment required by paragraphs 13, 14, 15, and 16 to Ricardo Durham at Ricardo.Durham@fcc.gov, Maureen McCarthy at Maureen.McCarthy@fcc.gov, and Samantha Peoples at Sam.Peoples@fcc.gov on the date said payment is made. The payments must be made by wire transfer and must include the Account Number and FRN referenced above. A completed FCC Form 159 (Remittance Advice) must be submitted.19 When completing the FCC Form 159, enter the Account Number in block number 23A (call sign/other ID) and enter the letters “FORF” in block number 24A (payment type code). Below are additional instructions that should be followed:

●	Payment by wire transfer must be made to ABA Number 021030004, receiving bank TREAS/NYC, and Account Number 27000001. To complete the wire transfer and ensure appropriate crediting of the wired funds, a completed Form 159 must be faxed to U.S. Bank at (314) 418-4232 on the same business day the wire transfer is initiated.

Questions regarding payment procedures should be addressed to the Financial Operations Group Help Desk by phone, 1-877-480-3201, or by e-mail, ARINQUIRIES@fcc.gov.

19.       Events of Default. Straight Path agrees that an Event of Default shall occur upon: (i) the failure to pay the Initial Civil Penalty or any Installment Payments to the United States Treasury on or before the dates specified in paragraphs 13 and 14; (ii) the failure of Straight Path to submit applications for the cancellation of the licenses in Appendix B as specified in paragraph 12; or (iii) the failure to pay the Additional Civil Penalty upon closing of the transaction(s) transferring or assigning the License Portfolio as specified in paragraph 16; or (iv) the failure to satisfy the Non-Transfer Penalty (if applicable) as specified in paragraph 15. An Event of Default constitutes a violation of the Consent Decree.

20.       Other Licenses. Straight Path will submit to the Commission applications for the transfer, assignment, or cancellation of the Other Licenses as of twelve (12) months of the Effective Date in the event that the Other Licenses are not part of any transaction(s) to transfer or assign the License Portfolio as specified in paragraph 16 and have not otherwise been transferred within twelve (12) months of the Effective Date.

21.       Interest, Charges for Collection, and Acceleration of Maturity Date. After an Event of Default has occurred under this Consent Decree, in addition to any other remedies under this Consent Decree, the then unpaid amount of the civil penalties for the specific Event of Default (specified in paragraphs 13, 15 and 16 (monetary penalty only)) shall accrue interest, computed using the U.S. Prime Rate in effect on the date of the Event of Default plus 4.75 percent, from the date of the Event of Default until payment in full. Upon an Event of Default, the then unpaid amount of any of the penalties, together with interest, any penalties permitted and/or required by the law, including but not limited to 31 U.S.C. § 3717 and administrative charges, plus the costs of collection, litigation, and attorneys’ fees, shall become immediately due and payable, without notice, presentment, demand, protest, or notice of protest of any kind, all of which are waived by Straight Path.

22.       Cooperation with Rebanding. In the event that the Commission announces a filing window for the transition to the new channel plan in the 39 GHz band, Straight Path agrees to promptly cooperate with the Commission and other 39 GHz band licensees to select frequencies and file applications to convert the 39 GHz band Economic Area licenses it holds at that time to the new channel plan outlined in Section 30.4(b)(2) of the Rules.20

23.       Status Reports. Straight Path shall file status reports with the Commission upon meeting certain milestones required by this Consent Decree and in connection with the transfer or assignment of the License Portfolio as specified in paragraph 16. All status reports shall be accompanied by a certification from an officer of Straight Path that complies with Section 1.16 of the Rules and be subscribed to as true under penalty of perjury in substantially the form set forth therein.21 All status reports shall be submitted electronically to Chief, Spectrum Enforcement Division, Enforcement Bureau, Federal Communications Commission, 445 12th Street, SW, Rm. 4C-224, Washington, DC 20554, with a copy submitted electronically to Ricardo Durham at Ricardo.Durham@fcc.gov and Maureen McCarthy at Maureen.McCarthy@fcc.gov. Specifically Straight Path shall notify the Commission when:

(a)	Straight Path submits to the Commission applications to cancel the licenses identified in Appendix B as specified in paragraph 12.

19 An FCC Form 159 and detailed instructions for completing the form may be obtained at http://www.fcc.gov/Forms/Form159/159.pdf.

20 47 CFR § 30.4(b)(2).

21 47 CFR § 1.16.

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(b)	Straight Path engages an investment bank in connection with the transfer of control or assignment of the License Portfolio.

(c)	Straight Path’s Board of Directors votes to transfer control of the company or assign its assets as soon as such information is made public.

(d)	Straight Path files good faith applications with the Commission for regulatory approval for the transfer of control or assignment of the License Portfolio.

(e)	Straight Path executes closing documents for arm’s-length transaction(s) with third-parties to whom Straight Path transfers control of or assigns the License Portfolio.

(f)	Straight Path will satisfy the provisions of paragraph 15 by either the payment of the Non-Transfer Penalty or the filing of applications for the cancelation of the License Portfolio, by at least two weeks prior to the last day of the twelfth month from Effective Date.

24.       Waivers. As of the Effective Date, Straight Path waives any and all rights it may have to seek administrative or judicial reconsideration, review, appeal or stay, or to otherwise challenge or contest the validity of this Consent Decree and the Adopting Order. Straight Path shall retain the right to challenge Commission interpretation of the Consent Decree or any terms contained herein. If either Party (or the United States on behalf of the Commission) brings a judicial action to enforce the terms of the Consent Decree or the Adopting Order, neither Straight Path nor the Commission shall contest the validity of the Consent Decree or the Adopting Order, and Straight Path shall waive any statutory right to a trial de novo. Straight Path hereby agrees to waive any claims it may otherwise have under the Equal Access to Justice Act22 relating to the matters addressed in this Consent Decree.

25.       Governing Law and Venue. Without regard to principles of conflicts of laws, the validity, interpretation, performance and enforcement of this Consent Decree shall be governed by and construed in accordance with the federal law of the United States of America. Any legal action or proceeding relating to this Consent Decree shall only be brought in the United States District Court for the District of Columbia, and, by execution and delivery of this Consent Decree Straight Path hereby accepts for itself and in respect of its property generally and unconditionally, the jurisdiction of the aforesaid court. Straight Path hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which Straight Path may now or hereafter have to the bringing of any such action or proceeding in the District of Columbia. Notwithstanding the foregoing, the Commission shall have the right to bring any action or proceeding against Straight Path in the Courts of any other jurisdiction which the Commission deems necessary or appropriate in order to enforce the Commission’s rights against Straight Path.

26.       Severability. The Parties agree that if any of the provisions of the Consent Decree shall be held unenforceable by any court of competent jurisdiction, such unenforceability shall not render unenforceable the entire Consent Decree, but rather the entire Consent Decree shall be construed as if not containing the particular unenforceable provision or provisions, and the rights and obligations of the Parties shall be construed and enforced accordingly.

27.       Invalidity. In the event that this Consent Decree in its entirety is rendered invalid by any court of competent jurisdiction, it shall become null and void and may not be used in any manner in any legal proceeding.

28.       Subsequent Rule or Order. The Parties agree that if any provision of the Consent Decree conflicts with any subsequent Rule or Order adopted by the Commission (except an Order specifically intended to revise the terms of this Consent Decree to which Straight Path does not expressly consent) that provision will be superseded by such Rule or Order.

22 See 5 U.S.C. § 504; 47 CFR §§ 1.1501–1.1530.

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29.       Successors and Assigns. Straight Path agrees that the provisions of this Consent Decree shall be binding upon and inure to the benefit of Straight Path and its successors, assigns, and transferees.

30.       Final Settlement. The Parties agree and acknowledge that this Consent Decree shall constitute a final settlement between the Parties with respect to the Investigation.

31.       Modifications. This Consent Decree cannot be modified without the advance written consent of both Parties.

32.       Paragraph Headings. The headings of the paragraphs in this Consent Decree are inserted for convenience only and are not intended to affect the meaning or interpretation of this Consent Decree.

33.       Authorized Representative. Each Party represents and warrants to the other that it has full power and authority to enter into this Consent Decree and to effectuate its terms and conditions. Each person signing this Consent Decree on behalf of a Party hereby represents that he or she is fully authorized by the Party to execute this Consent Decree and to bind the Party to its terms and conditions.

34.       Counterparts. This Consent Decree may be signed in counterpart (including electronically or by facsimile). Each counterpart, when executed and delivered, shall be an original, and all of the counterparts together shall constitute one and the same fully executed instrument.

/s/ Travis LeBlanc
Travis LeBlanc
Chief
Enforcement Bureau

January 11, 2017
Date

/s/ Davidi Jonas	/s/ Davidi Jonas
Davidi Jonas	Davidi Jonas
President and CEO	Straight Path Spectrum, LLC
Straight Path Communications Inc.

January 11, 2017	January 11, 2017
Date	Date

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APPENDIX A

License Portfolio

WPOH623	WPOH624	WPOH625	WPOH626	WPOH627	WPOH628	WPOH629
WPOH630	WPOH631	WPOH632	WPOH633	WPOH634	WPOH635	WPOH636
WPOH692	WPOH693	WPOH695	WPOH696	WPOH697	WPOH698	WPOH701
WPOH702	WPOH706	WPOH708	WPOH711	WPOH728	WPOH729	WPOH730
WPOH731	WPOH732	WPOH733	WPOH734	WPOH736	WPOH737	WPOH738
WPOH739	WPOH740	WPOH741	WPOH744	WPOH745	WPOH748	WPOH749
WPOH750	WPOH751	WPOH752	WPOH756	WPOH757	WPOH758	WPOH762
WPOH763	WPOH765	WPOH768	WPOH769	WPOH770	WPOH774	WPOH777
WPOH778	WPOH781	WPOH782	WPOH783	WPOH784	WPOH785	WPOH786
WPOH787	WPOH789	WPOH790	WPOH797	WPOH799	WPOH800	WPOH801
WPOH802	WPOH803	WPOH804	WPOH805	WPOH806	WPOH812	WPOH813
WPOH814	WPOH815	WPOH816	WPOH818	WPOH820	WPOH822	WPOH823
WPOH825	WPOH839	WPOH843	WPOH847	WPOH848	WPOH851	WPOH853
WPOH854	WPOH855	WPOH857	WPOH858	WPOH860	WPOH862	WPOH863
WPOH864	WPOH865	WPOH866	WPOH869	WPOH871	WPOH872	WPOH873
WPOH875	WPOH877	WPOH878	WPOH880	WPOH883	WPOH884	WPOH885
WPOH887	WPOH889	WPOH896	WPOH898	WPOH901	WPOH902	WPOH903
WPOH904	WPOH905	WPOH908	WPOH909	WPOH911	WPOH912	WPOH913
WPOH914	WPOH915	WPOH916	WPOH917	WPOH918	WPOH921	WPOI485
WPQT972	WPQT973	WPQT974	WPQT975	WPQT976	WPQT978	WPQT979
WPQT980	WPQT981	WPQT982	WPQT983	WPQT984	WPQT985	WPQT986
WPQT989	WPQT990	WPQT991	WPQT993	WPQT999	WPQU200	WPQU201
WPQU203	WPQU204	WPQU208	WPQU210	WPQU211	WPQU212	WPQU213
WPQU215	WPQU216	WPQU218	WPQU221	WPQU222	WPQU223	WPQU225
WPQU226	WPQU227	WPQU230	WPQU231	WPQU232	WPQU233	WPQU235
WPQU236	WPQU238	WPQU239	WPQU240	WPQU241	WPQU242	WPQU243
WPQU244	WPQU245	WPQU246	WPQU247	WPQU250	WPQU251	WPQU252
WPQU253	WPQU254	WPQU257	WPQU261	WPQU265	WPQU266	WPQU267
WPQU268	WPQU273	WPQU274	WPQU277	WPQU280	WPQU284	WPQU285
WPQU286	WPQU287	WPQU288	WPQU290	WPQU293	WPQU294	WPQU295
WPQU297	WPQU298	WPQU299	WPQU301	WPQU302	WPQU303	WPQU304
WPQU305	WPQU306	WPQU307	WPQU308	WPQU309	WPQU310	WPQU311
WPQU312	WPQU313	WPQU315	WPQU318	WPQU319	WPQU320	WPQU321
WPQU322	WPQU323	WPQU324	WPQU325	WPQU327	WPQU328	WPQU329
WPQU331	WPQU333	WPQU335	WPQU336	WPQU337	WPQU340	WPQU341
WPQU349	WPQU350	WPQU351	WPQU352	WPQU353	WPQU359	WPQU360
WPQU362	WPQU363	WPQU364	WPQU365	WPQU366	WPQU367	WPQU368
WPQU369	WPQU370	WPQU371	WPQU373	WPQU374	WPQU375	WPQU376
WPQU377	WPQU378	WPQU380	WPQU381	WPQU383	WPQU384	WPQU387
WPQU389	WPQU390	WPQU391	WPQU392	WPQU393	WPQU396	WPQU397
WPQU398	WPQU399	WPQU403	WPQU404	WPQU405	WPQU406	WPQU408
WPQU416	WPQU418	WPQU420	WPQU421	WPQU422	WPQU423	WPQU424
WPQU427	WPQU428	WPQU429	WPQU433	WPQU434	WPQU435	WPQU436
WPQU437	WPQU438	WPQU439	WPQU440	WPQU441	WPQU444	WPQU445
WPQU446	WPQU447	WPQU450	WPQU451	WPQU452	WPQU453	WPQU455
WPQU457	WPQU458	WPQU459	WPQU460	WPQU466	WPQU469	WPQU470
WPQU471	WPQU473	WPQU478	WPQU480	WPQU481	WPQU482	WPQU484
WPQU485	WPQU486	WPQU491	WPQU492	WPQU493	WPQU494	WPQU495
WPQU496	WPQU499	WPQU500	WPQU503	WPQU504	WPQU505	WPQU506

A-1

Federal Communications Commission	DA 17-40

WPQU507	WPQU508	WPQU509	WPQU510	WPQU511	WPQU512	WPQU513
WPQU514	WPQU516	WPQU517	WPQU518	WPQU519	WPQU520	WPQU521
WPQU523	WPQU524	WPQU525	WPQU526	WPQU527	WPQU532	WPQU533
WPQU538	WPQU540	WPQU546	WPQU548	WPQU550	WPQU551	WPQU552
WPQU553	WPQU554	WPQU555	WPQU556	WPQU557	WPQU558	WPQU559
WPQU560	WPQU561	WPQU563	WPQU565	WPQU566	WPQU568	WPQU570
WPQU571	WPQU572	WPQU573	WPQU574	WPQU575	WPQU579	WPQU580
WPQU581	WPQU582	WPQU584	WPQU585	WPQU589	WPQU591	WPQU592
WPQU593	WPQU594	WPQU595	WPQU597	WPQU603	WPQU604	WPQU605
WPQU606	WPQU607	WPQU610	WPQU611	WPQU614	WPQU616	WPQU618
WPQU619	WPQU620	WPQU621	WPQU622	WPQU623	WPQU624	WPQU625
WPQU627	WPQU628	WPQU630	WPQU631	WPQU632	WPQU633	WPQU634
WPQU636	WPQU638	WPQU640	WPQU641	WPQU642	WPQU643	WPQU644
WPQU647	WPQU659	WPQU660	WPQU662	WPQU663	WPQU667	WPQU669
WPQU671	WPQU672	WPQU673	WPQU674	WPQU676	WPQU677	WPQU678
WPQU679	WPQU680	WPQU683	WPQU684	WPQU685	WPQU686	WPQU689
WPQU691	WPQU692	WPQU695	WPQU696	WPQU697	WPQU699	WPQU700
WPQU701	WPQU702	WPQU703	WPQU704	WPQU705	WPQU707	WPQU708
WPQU709	WPQU710	WPQU711	WPQU713	WPQU714	WPQU715	WPQU717
WPQU718	WPQU719	WPQU720	WPQU721	WPQU723	WPQU727	WPQU729
WPQU731	WPQU732	WPQU735	WPQU737	WPQU738	WPQU739	WPQU741
WPQU744	WPQU745	WPQU746	WPQU747	WPQU749	WPQU750	WPQU751
WPQU752	WPQU753	WPQU754	WPQU755	WPQU757	WPQU758	WPQU759
WPQU760	WPQU761	WPQU763	WPQU767	WPQU768	WPQU769	WPQU771
WPQU772	WPQU773	WPQU774	WPQU775	WPQU776	WPQU777	WPQU778
WPQU786	WPQU787	WPQU793	WPQU794	WPQU795	WPQU798	WPQU801
WPQU802	WPQU803	WPQU804	WPQU810	WPQU811	WPQU812	WPQU814
WPQU815	WPQU816	WPQU818	WPQU819	WPQU820	WPQU822	WPQU823
WPQU824	WPQU825	WPQU829	WPQU831	WPQU835	WPQU836	WPQU838
WPQU844	WPQU845	WPQU846	WPQU847	WPQU848	WPQU849	WPQU850
WPQU851	WPQU855	WPQU856	WPQU857	WPQU860	WPQU861	WPQU865
WPQU868	WPQU870	WPQU871	WPQU872	WPQU874	WPQU875	WPQU878
WPQU879	WPQU881	WPQU883	WPQU885	WPQU887	WPQU893	WPQU894
WPQU895	WPQU896	WPQU898	WPQU900	WPQU902	WPQU903	WPQU904
WPQU906	WPQU908	WPQU909	WPQU910	WPQU912	WPQU914	WPQU917
WPQU920	WPQU922	WPQU923	WPQU925	WPQU927	WPQU929	WPQU931
WPQU932	WPQU933	WPQU934	WPQU940	WPQU941	WPQU943	WPQU944
WPQU945	WPQU946	WPQU947	WPQU948	WPQU949	WPQU953	WPQU954
WPQU956	WPQU957	WPQU958	WPQU959	WPQU964	WPQU965	WPQU966
WPQU967	WPQU969	WPQU970	WPQU971	WPQU974	WPQU975	WPQU977
WPQU978	WPQU979	WPQU980	WPQU982	WPQU984	WPQU985	WPQU987
WPQU989	WPQU991	WPQU992	WPQU994	WPQU995	WPQU999	WPQV200
WPQV201	WPQV203	WPQV205	WPQV207	WPQV208	WPQV209	WPQV210
WPQV211	WPQV212	WPQV214	WPQV216	WPQV217	WPQV219	WPQV222
WPQV223	WPQV227	WPQV229	WPQV231	WPQV232	WPQV233	WPQV241
WPQV242	WPQV244	WPQV246	WPQV247	WPQV248	WPQV250	WPQV251
WPQV252	WPQV254	WPQV256	WPQV257	WPQV259	WPQV262	WPQV265
WPQV267	WPQV269	WPQV270	WPQV271	WPQV273	WPQV274	WPQV276
WPQV277	WPQV279	WPQV282	WPQV283	WPQV284	WPQV286	WPQV287
WPQV288	WPQV289	WPQV290	WPQV292	WPQV293	WPQV295	WPQV296
WPQV297	WPQV298	WPQV312	WPQV313	WPQV314	WPQV315	WPQV316
WPQV317	WPQV319	WPQV320	WPQV321	WPQV322	WPQV323	WPQV324
WPQV325	WPQV326	WPQV327	WPQV328	WPQV329	WPQV330	WPQV331

A-2

Federal Communications Commission	DA 17-40

WPQV332	WPQV333	WPQV334	WPQV336	WPQV337	WPQV338	WPQV339
WPQV340	WPQV341	WPQV342	WPQV343	WPQV344	WPQV345	WPQV346
WPQV347	WPQV348	WPQV349	WPQV350	WPQV351	WPQV352	WPQV353
WPQV354	WPQV355	WPQV356	WPQV357	WPQV358	WPQV359	WPQV360
WPQV361	WPQV362	WPQV363	WPQV364	WPQV365	WPQV366	WPQV367
WPQV368	WPQV369	WPQV370	WPQV371	WPQV372	WPQV373	WPQV374
WPQV375	WPQV376	WPQV377	WPQV378	WPQV379	WPQV380	WPQV381
WPQV382	WPQV383	WPQV384	WPQV385	WPQV386	WPQV387	WPQV388
WPQV389	WPQV390	WPQV391	WPQV392	WPQV393	WPQV394	WPQV395
WPQV396	WPQV397	WPQV398	WPQV399	WPQV400	WPQV401	WPQV402
WPQV403	WPQV404	WPQV405	WPQV406	WPQV407	WPQV408	WPQV409
WPQV410	WPQV412	WPQV413	WPQV414	WPQV416	WPQV417	WPQV418
WPQV419	WPQV420	WPQV421	WPQV422	WPQV423	WPQV424	WPQV425
WPQV426	WPQV427	WPQV428	WPQV430	WPQV431	WPQV433	WPQV435
WPQV436	WPQV437	WPQV438	WPQV439	WPQV440	WPQV441	WPQV442
WPQV443	WPQV444	WPQV445	WPQV447	WPQV448	WPQV449	WPQV450
WPQV451	WPQV452	WPQV453	WPQV454	WPQV455	WPQV456	WPQV457
WPQV458	WPQV460	WPQV461	WPQV464	WPQV465	WPQV467	WPQV470
WPQV471	WPQV473	WPQV479	WPQV480	WPQV481	WPQV484	WPQV485
WPQV487	WPQV500	WPQV501	WPQV502	WPQV503	WPQV504	WPQV505
WPQV506	WPQV507	WPQV508	WPQV509	WPQV510	WPQV511	WPQV512
WPQV513	WPQV514	WPQV516	WPQV517	WPQV518	WPQV519	WPQV521

A-3

Federal Communications Commission	DA 17-40

APPENDIX B

Licenses to be Initially Cancelled

WMN321	WMN327	WMN331	WMN337	WMN339	WMT817	WMW862
WNPG365	WNPG374	WPNA368	WPNA369	WPNA372	WPNA388	WPNA436
WPNA520	WPNA663	WPNA672	WPNA673	WPNA676	WPNC464	WPNC471
WPND496	WPND497	WPND514	WPND515	WPND516	WPND517	WPND518
WPND614	WPND619	WPND620	WPND621	WPND622	WPND623	WPND624
WPND761	WPND762	WPND764	WPND768	WPND769	WPND825	WPND830
WPND837	WPNE214	WPNE226	WPNE229	WPNE234	WPNE363	WPNE398
WPNE399	WPNE400	WPNE401	WPNE686	WPNE687	WPNE688	WPNE735
WPNE742	WPNE756	WPNE759	WPNE961	WPNE963	WPNE964	WPNE989
WPNE993	WPNE994	WPNF243	WPNF258	WPNG286	WPNG289	WPNG291
WPNG293	WPNG309	WPNG360	WPNG361	WPNG362	WPNG363	WPNG364
WPNG368	WPNG369	WPNG375	WPNG377	WPNG378	WPNG379	WPNG382
WPNG384	WPNG390	WPNG400	WPNG951	WPNH422	WPNH554	WPNH842
WPNI214	WPNI216	WPNI252	WPNI271	WPNI835	WPNI838	WPNL601
WPNL602	WPNL613	WPNL623	WPNN812	WPOP581	WPQU316	WPQU432
WPQU544	WPQU608	WPQU629	WPQU639	WPQU675	WPQU687	WPQU690
WPQU694	WPQU730	WPQU743	WPQU762	WPQU764	WPQU781	WPQU784
WPQU790	WPQU800	WPQU808	WPQU813	WPQU817	WPQU826	WPQU827
WPQU830	WPQU833	WPQU837	WPQU842	WPQU843	WPQU854	WPQU859
WPQU877	WPQU884	WPQU886	WPQU888	WPQU891	WPQU892	WPQU897
WPQU899	WPQU901	WPQU913	WPQU915	WPQU916	WPQU921	WPQU924
WPQU937	WPQU939	WPQU942	WPQU960	WPQU968	WPQU976	WPQU983
WPQV202	WPQV213	WPQV224	WPQV225	WPQV226	WPQV234	WPQV239
WPQV243	WPQV261	WPQV263	WPQV268	WPQV280	WPQV281	WPQV294
WPQV301	WPQV302	WPQV318	WPQV335	WPQV411	WPQV415	WPQV429
WPQV432	WPQV434	WPQV446	WPQV459	WPQV462	WPQV463	WPQV466
WPQV468	WPQV469	WPQV472	WPQV474	WPQV475	WPQV476	WPQV477
WPQV478	WPQV482	WPQV483	WPQV486	WPQV488	WPQV515	WPQV520

B-1

Federal Communications Commission	DA 17-40

APPENDIX C

Other Licenses

WPOT926

WPOT927

WPOU743

WPQL595

WPQL602

WQKJ217

WQKJ219

WQKJ220

WQKK420

WQJF531

C-1

Federal Communications Commission	DA 17-40

APPENDIX D

Wireless Telecommunications Bureau:	Enforcement Bureau:
Suzanne Tetreault Suzanne.Tetreault@fcc.gov	Aspasia Paroutsas Aspasia.Paroutsas@fcc.gov
Blaise Scinto Blaise.Scinto@fcc.gov	Ricardo Durham Ricardo.Durham@fcc.gov
Linda Ray Linda.Ray@fcc.gov	Maureen McCarthy Maureen.McCarthy@fcc.gov.
Elizabeth Fishel Elizabeth.Fishel@fcc.gov
Ruth Taylor Ruth.Taylor@fcc.gov
John Schauble John.Schauble@fcc.gov

D-1